UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2025

Performance Food Group Company

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37578	43-1983182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 West Creek Parkway
Richmond, Virginia		23238
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 484-7700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PFGC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2025, Performance Food Group Company (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Sachem Head Capital Management LP, Sachem Head LP and certain of their affiliates (collectively, “Sachem Head”).

Concurrently with the execution of the Cooperation Agreement, Sachem Head irrevocably withdrew its notice of nomination of candidates for election to the Board of Directors of the Company (the “Board”) and business proposal intended to be presented at the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”).

Pursuant to the Cooperation Agreement, the Board (i) increased the size of the Board from twelve (12) to thirteen (13) directors, (ii) appointed Scott D. Ferguson, a principal of Sachem Head, to the Board, with a term expiring at the 2025 Annual Meeting, and (iii) appointed Mr. Ferguson to the Audit and Finance Committee (the “Audit Committee”) of the Board. The Company also agreed to include Mr. Ferguson on its slate of director nominees recommended by the Board for election at the 2025 Annual Meeting, subject to specified conditions.

Additionally, pursuant to the Cooperation Agreement, Mr. Ferguson delivered to the Company an irrevocable resignation letter pursuant to which he will resign from the Board and all applicable committees thereof effective upon the earliest of (i) the date on which Sachem Head ceases to beneficially own a “net long position” that is at least 1.0% of the Company’s then outstanding shares of common stock (“Common Stock”) and (ii) the date on which Sachem Head has been determined by afinal non-appealable judgment of a court of competent jurisdiction to have materially breached any of its obligations under the Cooperation Agreement that has not been cured after written notice from the Company.

Under the Cooperation Agreement, until the Standstill Termination Date (as defined below), Sachem Head agreed to vote all shares of Common Stock beneficially owned by it and over which it has direct or indirect voting power in accordance with the Board’s recommendations with respect to (i) the election, removal and/or replacement of directors of the Company (other than any removal or replacement of Mr. Ferguson) and (ii) any other proposal submitted to stockholders; provided, however, that in the event both Institutional Shareholder Services Inc. and Glass Lewis & Co. recommend otherwise with respect to any Company-sponsored proposal submitted to stockholders (other than the election or removal of directors), Sachem Head will be permitted to vote in accordance with such recommendation; provided, further, that Sachem Head will be permitted to vote in its sole discretion with respect to any proposal to approve an extraordinary transaction.

The Cooperation Agreement also includes customary standstill restrictions and mutual non-disparagement provisions.

The Cooperation Agreement will remain in place until the later of (i) thirty (30) days prior to the last date pursuant to which non-proxy access stockholder nominations for directors are permitted pursuant to the Company’s Amended and Restated Bylaws in connection with the Company’s 2026 annual meeting of stockholders, and (ii) twenty (20) days after the date on which Mr. Ferguson ceases to serve on the Board (such later date, the “Standstill Termination Date”).

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Cooperation Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Cooperation Agreement, on September 23, 2025, Mr. Ferguson was appointed to the Board, with a term expiring at the 2025 Annual Meeting, and to the Audit Committee of the Board. The Board has determined that Mr. Ferguson qualifies as an independent director under the corporate governance standards of the New York Stock Exchange, the Company’s Corporate Governance Guidelines and the applicable rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The compensation of Mr. Ferguson for his service as a non-employee director will be consistent with that of the Company’s other non-employee directors. The cash portion of his compensation will be prorated from the date of his appointment.

Other than with respect to the matters described in Item 1.01 of this Current Report on Form 8-K and the standard compensation arrangement described above, there is no arrangement or understanding between Mr. Ferguson and any other person pursuant to which he was selected as a director. Mr. Ferguson does not have any direct or indirect material interest in any transaction in which the Company is a participant that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 23, 2025, the Company issued a press release announcing its entry into the Cooperation Agreement and the appointment of Mr. Ferguson to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference in this Item 7.01 of this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

Cooperation Agreement, by and among Performance Food Group Company, Sachem Head Capital Management LP, Sachem Head LP and each of the parties listed on Schedule A thereto, dated as of September 23, 2025

99.1	Press release dated September 23, 2025
104	Cover page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

Date:	September 23, 2025	By:	/s/ A. Brent King
A. Brent King Executive Vice President, General Counsel and Secretary